Exhibit 5.2
August 3rd, 2016

Radisys Corporation
5435 NE Dawson Creek Drive
Hillsboro, OR 97124

Ladies and Gentlemen,

We have acted as securities counsel for Radisys Corporation, an Oregon corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “SEC”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offer and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of the following securities, all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act for an aggregate offering price of up to $100,000,000.00: (i) unsecured debt securities of the Company, in one or more series (the “Debt Securities”), which may be issued under either (x) a base indenture between the Company and a trustee designated therein, as supplemented by a supplemental indenture, or (y) the Indenture dated February 12, 2008, by and between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York Trust Company, N.A.), as trustee (the “2008 Indenture”), as supplemented by a supplemental indenture, (ii) preferred stock of the Company, in one or more series (the “Preferred Stock”), (iii) common stock of the Company, no par value (the “Common Stock”), (iv) warrants (the “Warrants”) to purchase Debt Securities, Preferred Stock or Common Stock of the Company, which may be issued pursuant to one or more warrant agreements proposed to be entered into between the Company and a warrant agent or agents to be named, to be sold separately or with Debt Securities, Preferred Stock, Common Stock or other securities of the Company, (v) fractional shares of the Company’s Preferred Stock represented by depositary shares (the “Depositary Shares”), evidenced by depositary receipts (the “Depositary Receipts”), which may be issued pursuant to one or more deposit agreements proposed to be entered into between the Company and a bank or trust company to be named (each, a “Deposit Agreement”), and (vi) units of securities of the Company (the “Units”) consisting of one or more Warrants, Debt Securities, debt obligations of third parties, including United States treasury obligations, Common Stock, Preferred Stock, Depositary Shares, or any combination thereof (such Debt Securities, Warrants, Depositary Shares and Units are collectively referred to herein as the “Offered Securities”).

We have reviewed executed copies of the 2008 Indenture, as supplemented by the First Supplemental Indenture, dated February 12, 2008, by and among the Company and the Trustee and the Second Supplemental Indenture, dated June 29, 2012, by and among the Company and the Trustee (as supplemented, the “Indenture”), resolutions adopted by the board of directors of the Company (the “Resolutions”), and the originals, or photostatic or certified copies, of such records of the Company, of certificates of officers of the Company and of public documents, and such other documents as we have deemed relevant and necessary as the basis of the opinions set forth below.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents, (iv) each natural person signing any document reviewed by us had the legal capacity to do so, (v) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity, (vi) the Registration Statement, and any amendments thereto (including any post-effective amendments), will have become effective and comply with all applicable laws and such effectiveness shall not have been terminated or rescinded, (vii) a prospectus supplement will have been prepared and timely filed with the SEC describing the Offered Securities, (viii) all Offered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, (ix) any supplemental indenture relating to a series of Debt Securities to be issued under the Indenture or any other indenture by and among the Company and a trustee party thereto substantially in the form filed as an exhibit to the Registration Statement will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us, (x) with respect to Debt Securities, the trustee shall have been qualified under the Trust Indenture Act of 1939, as amended, and a Statement of Eligibility of the Trustee on a Form T-1 will be filed with the SEC with respect to such trustee, (xi) if in an underwritten offering, a definitive purchase, underwriting or similar agreement with respect to any Offered Securities will be duly authorized and validly executed and delivered by the Company and the other parties thereto, (xii) any Offered Securities issuable upon conversion, exchange or exercise of any Offered Security will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, and (xiii) with respect to Common Stock or Preferred Stock offered (including upon exercise, conversion or exchange of any Notes), there will be sufficient Common Stock or Preferred Stock authorized under the Company's Restated Certificate of Incorporation and By-Laws and not otherwise reserved for issuance.

Based upon and subject to the foregoing, we are of the opinion that:

1.
When the Registration Statement has become effective under the Securities Act, the Indenture or any other indenture by and among the Company and a trustee party thereto substantially in the form filed as an exhibit to the Registration Statement relating to the Debt Securities, as supplemented by a supplemental indenture, has been duly authorized, executed and delivered by each of the parties thereto in accordance with applicable law and substantially in the form filed as an exhibit to the Registration Statement, the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture or any other indenture by and among the Company and a trustee party thereto substantially in the form filed as an exhibit to the Registration Statement, as supplemented by a supplemental indenture, and the Debt Securities have been duly executed and authenticated in accordance with the Indenture or any other indenture by and among the Company and a trustee party thereto substantially in the form filed as an exhibit to the Registration Statement, as supplemented by a supplemental indenture, and issued and sold as contemplated in the Registration Statement and all of the foregoing actions are taken pursuant to authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Debt Securities will constitute valid and legally binding obligations of the Company.

2.
When the Registration Statement has become effective under the Securities Act, the warrant agreement relating to the Warrants to be entered into between the Company and a bank or trust company to be selected by the Company to act as warrant agent thereunder (the “Warrant Agreement”) has been duly authorized, executed and delivered in accordance with applicable law and substantially in the form to be filed as an exhibit to the Registration Statement, the terms of the Warrants and of their issuance and sale have been duly established in accordance with applicable law and in conformity with the Warrant Agreement and the Warrants have been duly executed and countersigned in accordance with applicable law and the Warrant Agreement and issued and sold as contemplated in the Registration Statement and the Warrant Agreement, and all of the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Warrants will constitute valid and legally binding obligations of the Company.

3.
When the Registration Statement has become effective under the Securities Act, the Deposit Agreement to be entered into between the Company and a bank or trust company selected by the Company to act as depositary thereunder (the “Depositary”) has been duly authorized, executed and delivered in accordance with applicable law and substantially in the form to be filed as an exhibit to the Registration Statement, the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with applicable law and the Deposit Agreement, the Preferred Stock represented by the Depositary Shares has been duly authorized, validly issued, fully paid and non-assessable in accordance with applicable law and delivered to the Depositary and the Depositary Receipts evidencing the Depositary Shares have been executed and countersigned in accordance with applicable law and the Deposit Agreement and issued against deposit of the Preferred Stock and issued and sold as contemplated by the Registration Statement and the Deposit Agreement, and all of the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Depositary Receipts evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and the Deposit Agreement.

4.
When the Registration Statement has become effective under the Securities Act, the unit agreement relating to the Units (the “Unit Agreement”) has been duly authorized, executed and delivered in accordance with applicable law and substantially in the form to be filed as an exhibit to the Registration Statement, the terms of the Units and of their issuance and sale have been duly established in accordance with applicable law and in conformity with the Unit Agreement and the Units have been duly executed and countersigned in accordance with applicable law and the Unit Agreement and issued and sold as contemplated in the Registration Statement and the Unit Agreement, and all of the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Units will constitute valid and legally binding obligations of the Company.

The opinions expressed above are limited to the laws of the State of New York and the federal laws of the United States of America. With respect to all matters of Oregon law, we note that you are being provided with the opinion, dated on or about the date hereof, of Stoel Rives LLP, Oregon counsel to the Company.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.

Very truly yours,

/s/ Baker & McKenzie
Baker & McKenzie LLP